________________________________________________________________________________




                            KEMPER EUROPE FUND, INC.




                             A Maryland Corporation




                                     AMENDED

                                       AND

                                    RESTATED

                                     BY-LAWS






                                September 3, 1999



________________________________________________________________________________

                                TABLE OF CONTENTS


          ARTICLE I. NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL
  Section 1.1.     Principal Offices.....................................    1
  Section 1.2.     Seal..................................................    1

                            ARTICLE II. STOCKHOLDERS

  Section 2.1.     Annual Meetings.......................................    2
  Section 2.2.     Special Meetings......................................    2
  Section 2.3.     Notice of Meetings....................................    3
  Section 2.4.     Notice of Stockholder Business........................    3
  Section 2.5.     Stockholder Business not Eligible for Consideration...    5
  Section 2.6.     Quorum................................................    6
  Section 2.7.     Adjourned Meetings....................................    7
  Section 2.8.     Voting................................................    7
  Section 2.9.     Stockholders Entitled to Vote.........................    8
  Section 2.10.    Proxies...............................................    8
  Section 2.11.    Voting and Inspectors.................................    9
  Section 2.12.    Action Without Meeting...............................    10

                         ARTICLE III. BOARD OF DIRECTORS

  Section 3.1.     Powers...............................................    10
  Section 3.2.     Power to Issue and Sell Stock........................    11
  Section 3.3.     Power to Declare Dividends...........................    11
  Section 3.4.     Number and Term......................................    12
  Section 3.5.     Director Nominations.................................    13
  Section 3.6.     Election.............................................    15
  Section 3.7.     Vacancies and Newly Created Directorships............    15
  Section 3.8.     Removal..............................................    16
  Section 3.9.     Regular Meetings.....................................    16
  Section 3.10.    Special Meetings.....................................    17
  Section 3.11.    Waiver of Notice.....................................    17
  Section 3.12.    Quorum and Voting....................................    17
  Section 3.13.    Action Without a Meeting.............................    18
  Section 3.14.    Compensation of Directors............................    18

                             ARTICLE IV. COMMITTEES

  Section 4.1.     Organization.........................................    19
  Section 4.2.     Executive Committee..................................    19
  Section 4.3.     Other Committees.....................................    20
  Section 4.4.     Proceedings and Quorum...............................    20

                               ARTICLE V. OFFICERS

  Section 5.1.     General..............................................    20
  Section 5.2.     Election, Tenure and Qualifications..................    21


                                      (i)

  Section 5.3.     Removal and Resignation..............................    21
  Section 5.4.     Chairman of the Board................................    22
  Section 5.5.     Vice Chairman of the Board...........................    22
  Section 5.6.     President............................................    22
  Section 5.7.     Vice President.......................................    23
  Section 5.8.     Treasurer and Assistant Treasurers...................    23
  Section 5.9.     Secretary and Assistant Secretaries..................    24
  Section 5.10.    Subordinate Officers.................................    25
  Section 5.11.    Remuneration.........................................    25
  Section 5.12.    Surety Bonds.........................................    25

                           ARTICLE VI. NET ASSET VALUE

  Section 6.1.     Valuation of Assets..................................    26

                           ARTICLE VII. CAPITAL STOCK

  Section 7.1.     Certificates of Stock................................    26
  Section 7.2.     Transfer of Shares...................................    27
  Section 7.3.     Stock Ledgers........................................    28
  Section 7.4.     Fixing of Record Date................................    28
  Section 7.5.     Lost, Stolen or Destroyed Certificates...............    28

                            ARTICLE VIII. FISCAL YEAR

  Section 8.1.     Fiscal Year..........................................    29

                   ARTICLE IX. INDEMNIFICATION AND INSURANCE

  Section 9.1.     Indemnification of Directors, Officers and
                     Members of the Advisory Board......................    30
  Section 9.2.     Advances.............................................    31
  Section 9.3.     Procedure............................................    32
  Section 9.4.     Indemnification of Employees and Agents..............    32
  Section 9.5.     Other Rights.........................................    33
  Section 9.6.     Insurance............................................    33
  Section 9.7.     Constituent, Resulting or Surviving Corporations.....    34

                              ARTICLE X. AMENDMENTS

  Section 10.1.    General..............................................    34


                                      (ii)

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       of

                            KEMPER EUROPE FUND, INC.

                            (A MARYLAND CORPORATION)


                                   ARTICLE I.

               NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

            Section 1.1. Principal Offices. The principal office of Kemper Europe Fund, Inc. (the "Corporation") in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

            Section 1.2. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland". The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. If the Corporation is required to place its corporate seal to a document, it shall be sufficient to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

                                   ARTICLE II.

                                  STOCKHOLDERS

            Section 2.1. Annual Meetings. An annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held in July. The meeting will be held at such place within the United States as the Board of Directors shall select.

            Section 2.2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Charter, may be held at any place within the United States, and may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least 25% of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation). Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 (twelve) months. A special meeting of the stockholders shall also be called by the


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

Board of Directors for the purpose of voting upon the question of removal of any Director when requested in writing to do so by stockholders holding at least 10% of the outstanding shares of the Corporation. A written request shall state the purpose or purposes of the proposed meeting.

            Section 2.3. Notice of Meetings. The Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting or if otherwise required by law, the purpose or purposes for which the meeting is called, to be mailed, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to notice and to vote at such meeting at his address as it appears on the records of the Corporation at the time of such mailing. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who is present at such meeting in person or by proxy.

            Section 2.4. Notice of Stockholder Business.

            (a) At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the


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direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder.

            (b) For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.

            (c) Any such notice by a stockholder shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting
(i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

            (d) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual or special


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

meeting except in accordance with the procedures set forth in this Section 2.4. The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.4, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

            Section 2.5. Stockholder Business not Eligible for Consideration.

            (a) Notwithstanding anything in these By-Laws to the contrary, any proposal that is otherwise properly brought before an annual or special meeting by a stockholder will not be eligible for consideration by the stockholders at such annual or special meeting if such proposal is substantially the same as a matter properly brought before such annual or special meeting by or at the direction of the Board of Directors of the Corporation. The chairman of such annual or special meeting shall, if the facts warrant, determine and declare that a stockholder proposal is substantially the same as a matter properly brought before the meeting by or at the direction of the Board of Directors, and, if he should so determine, he shall so declare to the meeting and any such stockholder proposal shall not be considered at the meeting.

            (b) This Section 2.5. shall not be construed or applied to make ineligible for consideration by the stockholders at any annual or special meeting any stockholder proposal required to be included in the Corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, or any successor rule thereto.

            Section 2.6. Quorum. The presence at any stockholders' meeting in person or by proxy, of stockholders entitled to cast at least one-third of the votes entitled to be cast thereat shall be necessary and sufficient to constitute a quorum for the transaction of business, except that where any provision of law or the Charter permits or requires that stockholders of any class of Common Stock of the Corporation shall vote as a class, one-third of the votes entitled to be cast by said class shall constitute a quorum. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

            Section 2.7. Adjourned Meetings. A meeting of stockholders convened on the date for which it was called (including one adjourned to achieve a quorum as above provided in Section 2.6 of this Article) may be adjourned from time to time without further notice other than by announcement at the meeting


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to a date not more than 120 days after the original record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

            Section 2.8. Voting. At each stockholders' meeting, each stockholder entitled to vote shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 7.4 of
Article VII hereof; provided, however, that when required by the Investment Company Act of 1940, as amended (the "1940 Act"), or the laws of the State of Maryland or when the Board of Directors has determined that the matter affects only the interest of one class of stock, matters may be submitted only to a vote of the stockholders of that particular class, and each stockholder thereof shall be entitled to votes equal to the shares of stock of that class registered in the stockholder's name on the books of the Corporation. Except as otherwise specifically provided in the Charter or these By-Laws or as required by law, as amended from time to time, all matters shall be decided by a vote of the majority of the votes validly cast, except for the election of directors which shall be by a plurality of votes cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved at the meeting.

            Section 2.9. Stockholders Entitled to Vote. If the Board of Directors sets a record date for the determination of


                                     - 7 -
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stockholders entitled to notice of or to vote at any stockholders' meeting in accordance with Section 7.4 of Article VII hereof, each stockholder of the Corporation entitled to vote on the matter shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be determined in accordance with the Maryland General Corporation Law.

            Section 2.10. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. Every proxy shall be in writing and signed by the stockholder or his authorized agent or be in such other form as may be permitted by the Maryland General Corporation Law, including electronic transmissions from the stockholder or his authorized agent. Authorization may be given orally, in writing, by telephone, by electronic transmission, or by other means of communication. A copy, facsimile transmission or other reproduction of a writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. All proxies shall be delivered to the Secretary of the Corporation, or to the person acting as Secretary of the Meeting being voted. A proxy purporting to be


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executed by or on behalf of a stockholder shall be valid unless challenged at or prior to its exercise.

            Section 2.11. Voting and Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chairman of the meeting may, and on the request of any stockholder entitled to vote at the meeting shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the Chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall


                                     - 9 -
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act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

            Section 2.12. Action Without Meeting. Any action to be taken by stockholders may be taken without a meeting if (a) all stockholders entitled to vote on the matter consent to the action in writing, (b) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (c) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

            Section 3.1. Powers. The property, affairs, and business of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the Charter or by these By-Laws.

            Section 3.2. Power to Issue and Sell Stock. The Board of Directors may from time to time authorize the issuance and sale of any of the Corporation's authorized shares to such persons and for such consideration as the Board of Directors may deem advisable.

            Section 3.3. Power to Declare Dividends.

            (a) The Board of Directors, from time to time as they may deem advisable to the extent permitted by applicable law, may declare and pay dividends in cash or other property of the


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Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests.

            (b) The Board of Directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than

                  (i) the Corporation's accumulated undistributed net income
            (determined in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

                  (ii) the Corporation's net income so determined for the
            current or preceding fiscal year

Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

            (c) Notwithstanding the above provisions of this Section 3.3, the Board of Directors may at any time declare and distribute among the stockholders a stock dividend out of the Corporation's authorized but unissued shares of stock to the extent permitted by applicable law, including any shares previously purchased by the Corporation.

            Section 3.4. Number and Term. The Board of Directors shall consist of not fewer than three, nor more than twelve Directors, as specified by resolution of the majority of the


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entire Board of Directors, provided that at least 40% of the entire Board of
Directors shall be persons who are not interested persons of the Corporation as defined in the 1940 Act. Beginning with the first annual meeting of the stockholders held after the initial public offering of the shares of the Fund, the Directors shall be divided into three classes, and shall be designated as Class I, Class II and Class III Directors, respectively. The Class I Directors elected at such initial annual meeting shall serve for a term of office expiring at the next succeeding annual stockholders meeting following such initial annual meeting. The Class II Directors elected at such initial annual meeting shall serve for a term of office expiring at the second succeeding annual stockholders meeting following such initial annual meeting. The Class III Directors elected at such initial annual meeting shall serve for a term of office expiring at the third succeeding annual stockholders meeting following such initial annual meeting. After expiration of the terms of office specified for the Directors elected at such initial annual meeting, the Directors of each class shall serve for terms of three (3) years, or, when filling a vacancy, for the unexpired portion of such term and until their successors are elected and have qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of Directors in each class as nearly as possible, but in no event shall a decrease in the number of Directors shorten the term of any incumbent Director.


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            Section 3.5. Director Nominations.

            (a) Only persons who are nominated in accordance with the procedures set forth in this Section 3.5 shall be eligible for election or re-election as Directors. Nominations of persons for election or re-election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation who is entitled to vote for the election of such nominee at the meeting and who complies with the notice procedures set forth in this Section 3.5.

            (b) Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Corporation. To be timely, any such notice by a stockholder must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was given or such public disclosure was made.

            (c) Any such notice by a stockholder shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class


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and number of shares of the capital stock of Corporation which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Corporation of the expenses of any solicitation of proxies should such person be elected a Director of the Corporation); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

            (d) If a notice by a stockholder is required to be given pursuant to this Section 3.5, no person shall be entitled to receive reimbursement from the Corporation of the expenses of a solicitation of proxies for the election as a Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Corporation. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.

            Section 3.6. Election. At the first annual meeting of stockholders and each annual meeting thereafter, the Directors to be elected at that meeting shall be elected by vote of the holders of a plurality of the votes cast thereon.

            Section 3.7. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a vote of a majority of the Directors then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors: provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the

Securities and Exchange Commission shall by order extend such period. Any Director elected or appointed to fill a vacancy shall hold office until a successor has been chosen and qualifies or until his earlier death, resignation or removal.

            Section 3.8. Removal. A Director may be removed from office only for cause and only by the vote of 75% of the votes entitled to be cast for the election of Directors.

            Section 3.9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

            Section 3.10. Special Meetings. Special meetings of the Board of Directors may be called by two or more Directors of the Corporation or by the Chairman of the Board or the President. Notice of special meetings stating the time and place shall be (a) mailed to each Director at his residence or regular place of business at least three days before the day an which a special meeting is to be held or (b) delivered to him personally or by telephone, facsimile transmission or other standard form of telecommunication, at least one day before the meeting.

            Section 3.11. Waiver of Notice. No notice of any meeting need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

            Section 3.12. Quorum and Voting. At all meetings of the Board of Directors, the presence of one-third (but not fewer than two unless there be only one Director) of the entire Board of Directors shall constitute a quorum for the action of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Charter or by these By-Laws; provided, however, that no action shall be taken without the affirmative vote of 75% of the Directors with respect to any action referred to in Article Eighth of the Charter.

            Section 3.13. Action Without a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

            Section 3.14. Compensation of Directors. Directors shall be entitled to receive such compensation from the

Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE IV.

                                   COMMITTEES

            Section 4.1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee that shall consist of not less than one or more Directors. The Chairmen of such committees shall be elected by the Board of Directors. Each member of a committee shall be a Director and shall hold office at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except those which by law may not be delegated to a committee. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board, may authorize and fix the terms of stock subject to classification and reclassification and the terms on which any stock may be issued including all terms and conditions required or permitted to be established or authorized by the Board of Directors under Section 3.2 of these By-Laws.

            Section 4.2. Executive Committee. Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee. The Chairman of the Board, if any, and the President shall be members of the Executive Committee.

            Section 4.3. Other Committees. The Board of Directors may appoint other committees which shall have such powers and perform such duties as may be delegated from time to time by the Board.

            Section 4.4. Proceedings and Quorum. Each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                   ARTICLE V.

                                    OFFICERS

            Section 5.1. General. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.10 of this Article V. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board.

            Section 5.2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 5.10 of this
Article V, shall be elected by the Board of Directors annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the same person may not concurrently hold the offices of President and Vice President. A person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified. The Chairman of the Board, if any, shall be elected from among the Directors of the Corporation and may hold such office only so long as he continues to be a Director. No other officer need be a Director.

            Section 5.3. Removal and Resignation. Any officer of the Corporation may be removed by the Board of Directors with or without cause at any time. Any officer may resign his office at any time by delivering a written notice to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery

            Section 5.4. Chairman of the Board. The Chairman of the Board, if there be such an officer, shall be the senior officer of the Corporation, shall preside at all stockholders' meetings and at all meetings of the Board of Directors and shall be ex officio a member of all committees of the Board of Directors other than the audit committee and any nominating committee. He shall have such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

            Section 5.5. Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall consult with the Chairman as to the policies of the Corporation and as to the agendas to be presented at the meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, he shall preside at meetings of the Board of Directors. He shall have such powers and perform such other duties as may be assigned to him from time to time by the Chairman.

            Section 5.6. President. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, he shall preside at all stockholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs, and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

            Section 5.7. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request, or in the absence or disability, of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

            Section 5.8. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year. He shall perform all acts incidental to the

Office of Treasurer, subject to the control of the Board of Directors.

            Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

            Section 5.9. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

            Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

            Section 5.10. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to tine may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

            Section 5.11. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.10 of this Article V.

            Section 5.12. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI.

                                 NET ASSET VALUE

            Section 6.1. Valuation of Assets. The value of the Corporation's net assets shall be determined at such times and by such method as shall be established from time to time by time

Board of Directors. Such method shall be reduced to writing and maintained in the Corporation's permanent records.

                                  ARTICLE VII.

                                  CAPITAL STOCK

            Section 7.1. Certificates of Stock. Each holder of stock of the Corporation shall be entitled upon specific written request to such person as may be designated by the Corporation, to have a certificate or certificates, in a form approved by the Board, representing the number of shares of the particular class of stock of the Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

            Section 7.2. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

            Section 7.3. Stock Ledgers. The Stock Ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

            Section 7.4. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that (1) such record date may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days prior to the date on which the particular action requiring such determination will be taken; and (2) in the case of a meeting of stockholders the record date shall be at least 10 days before the date of the meeting.

            Section 7.5. Lost, Stolen or Destroyed Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its theft, loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been stolen, lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a stolen, lost, destroyed or mutilated certificate to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine or to indemnify the Corporation against any claim that may be made against it on account of the alleged theft, loss, destruction or the mutilation of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the Maryland General Corporation Law.

                                  ARTICLE VIII.

                                   FISCAL YEAR

            Section 8.1. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of October.

                                   ARTICLE IX.

                          INDEMNIFICATION AND INSURANCE

            Section 9.1. Indemnification of Directors, Officers and Members of the Advisory Board. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director, officer or member of any Advisory Board of the Corporation, or is or was serving while a director, officer or member of any Advisory Board of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended (the "Securities Act"), and the 1940 Act, as such statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

            Section 9.2. Advances. Any current or former director, officer or member of any Advisory Board of the Corporation claiming indemnification within the scope of this Article IX shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland General Corporation Law, the Securities Act and the 1940 Act, as such statutes are now or hereafter in force; provided however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance unless it is ultimately determined that he is entitled to indemnification, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the 1940 Act, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

            Section 9.3. Procedure. At the request of any current or former director, officer or Advisory Board member, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the Securities Act and the 1940 Act, as such statutes are now or hereafter in force, whether the standards required by this Article IX have been met; provided, however, that indemnification shall be made only following:
(a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct; or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by, (i) the vote of a majority of a quorum of disinterested non-party directors, or (ii) an independent legal counsel in a written opinion.

            Section 9.4. Indemnification of Employees and Agents. Employees and agents who are not officers, directors or Advisory Board members of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article IX to the extent permissible under the 1940 Act, the Securities Act and Maryland General Corporation Law, as such statutes are now or hereafter in force, to the extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

            Section 9.5. Other Rights. The indemnification provided by this
Article IX shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 9.6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, Advisory Board member, employee or agent of the Corporation, or who, while a director, officer, Advisory Board member, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article IX or applicable law.

            Section 9.7. Constituent, Resulting or Surviving Corporations. For the purposes of this Article IX, references to the "Corporation" shall include all constituent corporations absorbed in a consolidation or merger as well the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under this Article IX with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE X.

                                   AMENDMENTS

            Section 10.1. General. Except as provided in the next succeeding sentence and in the Charter, all By-Laws of the Corporation whether adopted by the Board of Directors or the stockholders shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either: (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or (b) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law. The provisions of Article II, Section 2.4 and Article III, Sections 3.4 and 3.5 of these By-laws shall be subject to amendment, alterations or repeal by the affirmative vote of either: (i) the holders of record of 75% of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal or (ii) 75% of the Continuing Directors (as such term is defined in Article EIGHTH of the Corporation's Charter), at any regular or special meeting the notice of waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal.